Exhibit (j)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports on Dreyfus Premier Manager Funds I dated December 5, 2003, which are included in this Registration Statement on Form N-1A (No. 333-106576).

ERNST & YOUNG LLP

New York, New York
December 5, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-106576 on Form N-1A under the Securities Act of 1933, of our reports dated May 9, 2003, appearing in the annual reports to shareholders of The Bear Stearns Funds for the fiscal year ended March 31, 2003, relating to The Bear Stearns Funds, comprising S&P STARS Portfolio, S&P STARS Opportunities Portfolio, The Insiders Select Fund, Intrinsic Value Portfolio, and Prime Money Market Portfolio, and to the reference to us under the headings "Financial Highlights" in the Prospectuses.

DELOITTE & TOUCHE LLP

Philadelphia, Pennslyvania
December 5, 2003